Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

ADVISORY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) dated as of July 25, 2013 is entered into by and among Independence Realty Trust, Inc., a Maryland corporation, Independence Realty Operating Partnership, LP, a Delaware limited partnership, and Independence Realty Advisors, LLC, a Delaware limited liability company. Capitalized terms used but not defined herein are used as defined in the Advisory Agreement (as defined below).

WITNESSETH

WHEREAS, the parties hereto entered into that certain Second Amended and Restated Advisory Agreement on May 7, 2013 (the “Advisory Agreement”) and now desire to amend such agreement pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments to the Advisory Agreement. Effective as of April 1, 2013, the Advisory Agreement is hereby amended as follows:

a.	Section 1 of the Advisory Agreement is hereby amended by deleting in its entirety the defined term “Average Gross Real Estate Assets” and related definition and replacing it with the following:

“Average Gross Real Estate Assets” means the average of the aggregate book value of the Company’s Real Estate Assets (excluding the book values attributable to the eight properties in the Company’s portfolio as of July 25, 2013 (the “Initial Portfolio”)) before reserves for depreciation or other non-cash reserves, computed by taking the average of the book values of our properties (excluding the book values attributable to the Initial Portfolio) at the end of each month during the quarter for which any fee under this Agreement is calculated.

b.	Section 9(a) of the Advisory Agreement is hereby amended by deleting the first sentence of such section in its entirety and replacing it with the following:

During the term hereof, as the same may be extended from time to time, the Company shall pay the Advisor the Base Management Fee, quarterly in arrears (with the Base Management Fee for any partial quarter being apportioned based upon the number of days in the quarter for which the Base Management Fee is being paid, and the Average Gross Real Estate Assets being based upon the book values of the Real Estate Assets, (excluding the book values attributable to the Initial Portfolio) at the end of each month within the partial period).

2.	Agreement in Effect. Except as hereby amended, the Advisory Agreement shall remain in full force and effect.

3.	Severability. The provisions of this Amendment are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

4.	Governing Law. The provisions of this Amendment shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

5.	Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ James J. Sebra
James J. Sebra
Chief Financial Officer and Treasurer

INDEPENDENCE REALTY OPERATING PARTNERSHIP, L.P.

By:	Independence Realty Trust, Inc., its General Partner

By:	/s/ James J. Sebra
James J. Sebra Chief Financial Officer and Treasurer

INDEPENDENCE REALTY ADVISORS, LLC

By:	/s/ Farrell Ender
Farrell Ender President

[Signature Page to Amendment No. 1 to Second Amended and Restated Advisory Agreement]